Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 12, 2021, in the Registration Statement (Form S-1) and related Prospectus of Lyell Immunopharma, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

May 25, 2021